UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 29, 2017
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Ford Motor Company is announcing today a field service action to correct coolant issues in certain vehicles equipped with 1.6 liter GTDI engines and the expansion of a field service action to correct side door latch issues in certain vehicles. The cost of these actions, which will be incurred primarily by our North America and Europe business units and included in our first quarter 2017 adjusted pre-tax results, is estimated to be about $295 million. The cost was included in the earnings per share guidance for first quarter 2017, and also in the total company adjusted pre-tax profit guidance for full-year 2017, that we provided in our Current Report on Form 8-K dated March 23, 2017 and in our “Let’s Chat” presentation dated March 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: March 29, 2017	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary